                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): April 26, 2005

                               NOVO NETWORKS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                0-28579                                75-2233445
     (State or Other Jurisdiction of            (Commission File Number)          (IRS Employer Identification Number)
             Incorporation)


              6440 North Central Expressway, Suite 620, Dallas, Texas                             75206
                     (Address of Principal Executive Offices)                                  (Zip Code)

       Registrant's Telephone Number, Including Area Code: (214) 777-4100


          (Former Name or Former Address, if Changed Since Last Report)


--------------------------------------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant

Effective as of April 26, 2005, BDO Seidman, LLP ("BDO") was appointed as Novo Networks, Inc.'s (the "Registrant') new independent registered public accounting firm. During the two most recent fiscal years ended June 30, 2003, and 2004, and for the period of July 1, 2004, through April 26, 2005, the Registrant has not consulted with BDO concerning (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, for which either a written report or oral advice was provided to the Registrant or
(ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in
Item 304(a)(1)(v) of Regulation S-K). However, BDO did previously serve as the Registrant's independent registered public accounting firm and did perform audits of the Registrant's consolidated financial statements for the fiscal years ended June 30, 1999, and 2000, and BDO continues to perform tax-related services for the Registrant. In addition, Berliner Communications, Inc. ("Berliner") retained BDO, on April 14, 2005, to perform an audit of Berliner's consolidated financial statements for the fiscal year ended December 31, 2004. As previously reported, Berliner currently owns 73.8% of the Registrant's common stock and controls 98.7% of the voting power.

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             NOVO NETWORKS, INC.



         Date: April 27, 2005                By:  /s/ RICHARD B. BERLINER
                                                  ------------------------------
                                             Name: Richard B. Berliner
                                             Title: Chief Executive Officer


                                       2